SCHEDULE 14A
                              (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant  [X]
Filed by a Party other than the Registrant     [ ]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of
     [ ]  Definitive Proxy Statement              the Commission Only
                                                  (as permitted by
     [X]  Definitive Additional Materials         Rule 14a-6(e)(2)
     [ ]  Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12

                         IWERKS ENTERTAINMENT, INC.
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             (Name of Registrant as Specified in Its Charter)

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 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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          and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                              Not Applicable
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     (2)  Aggregate number of securities to which transactions applies:
                              Not Applicable
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     (3)  Per unit price or other underlying value of transaction computed  pursuant to Exchange Act Rule 0-11.
                              Not Applicable
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     (4)  Proposed maximum aggregate value of transaction:
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 [ ] Check box if any part of the fee is offset as provided by Exchange Act
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Page 1

The following letters were sent to stockholders of Iwerks Entertainment, Inc. on or about March 21, 1998.

March 20, 1998

Dear Stockholder:

By now, you probably know that in late February your Board of Directors appointed me Chief Executive Officer, Chairman and President of Iwerks Entertainment. I wanted to write to personally introduce myself and say how pleased I am to have this new responsibility and opportunity.

One of our first priorities is to ensure the completion of our merger with Showscan Entertainment. This transaction will help solidify our leadership position in the ride simulation industry and deliver several tangible benefits, including: a combined network of more than 160 simulation theaters and 75 films; cost savings from consolidated operations; and a stronger base of stable recurring revenues.

The transaction also represents a good value for Iwerks. A considerable portion of the transaction costs of completing the merger are related to achieving cost-effective synergies between the two companies. Merger expenses include one-time charges that will produce on-going cost savings, such as the consolidation of facilities and marketing commitments, write-downs of Showscan's lease obligations, and severance payments related to redundant positions, among others. Given these demonstrated synergies, we believe that the "all in" transaction costs are reasonable when considered in the context of the strategic long-term benefits they will yield. While Showscan has shown net losses recently, the company has also generated continuous increases in recurring film distribution revenues, which are of strategic importance to Iwerks because they are both significant and STABLE. By merging with Showscan, we are using our cash for a high return investment: a consistent stream of recurring revenues that can help us accelerate our sales efforts in the giant screen business and, ultimately, help build the long-term value of our stock.

Iwerks' Board of Directors has carefully considered the details and strategic implications of this transaction and has unanimously agreed that the merger provides clear long-term benefits to Iwerks and to you, our shareholders. You should have received your proxy materials in the last few days, and I URGE YOU TO VOTE IN FAVOR OF THIS MERGER.

While the Showscan merger advances basic elements of our business strategy, other elements are beginning to take shape as I review Iwerks' operations and opportunities. Historically, hardware sales have been Iwerks' main business. But it is apparent to me that Iwerks can be much more than just a supplier of hardware. With our team's talent and expertise, and our knowledge of and experience in the entertainment industry, we can also help our customers improve the overall performance and profitability of their attractions by providing valuable resources and support for them in such key areas as operations management, marketing, film programming and more.

We have already made our first management changes with these objectives in mind
- most notably, the addition of Daniel Griesmer as Senior Vice President and General Manager to oversee operations and product development, and the promotion of Jon Corfino to Senior Vice President of Film Development and Distribution. The end goal is for Iwerks to be a provider of COMPLETE ENTERTAINMENT ATTRACTIONS SOLUTIONS, a "finished product" with which Iwerks can excel and, ultimately, deliver increased shareholder value.

We have also begun to increase our involvement in the production of large-format and simulation films. An example is our partnership with nWave Pictures, with whom we are now in production on a groundbreaking large-format 3-D film, "Encounter in the Third Dimension," and related ride simulation and theme park attraction films, also in 3-D, which will premiere in September. The development of top quality entertainment content helps not only our clients, who need exciting concepts to attract customers, it also helps us by stimulating growth of the industry and providing us with additional recurring revenue through film licensing.

Iwerks has many exciting opportunities ahead. Our plans are beginning to take form as we work to develop and implement our strategy and use our strengths and expertise to our and our shareholders' greatest benefit. I understand that Iwerks' results have of late been disappointing to you as shareholders. It is our commitment to work to make Iwerks achieve its full potential and establish our prominence in the entertainment industry.

I look forward to updating you regularly on our progress and welcome your feedback at any point. If you have any comments or questions, please don't hesitate to call Iwerks and we will respond as best we can. Also, please visit our web site at WWW.IWERKS.COM where we keep the latest company news posted.

Thank you for your continuing support of Iwerks.



Charles Goldwater
Chairman of the Board, President and Chief Executive Officer


                     FORWARD-LOOKING STATEMENT DISCLOSURE
                     ------------------------------------

Note: With the exception of the historical information, the matters discussed above include forward-looking statements that involve risks and uncertainties. Certain important factors could cause actual results to differ materially from those indicated in the forward-looking statements. The ability of the combined company to achieve cost savings and revenue growth will depend on its ability to quickly and effectively merge the operations and the product lines and manage the resulting larger operations. Other factors impacting future results include revenue, costs of sales and the ability of the Company to maintain pricing at a level necessary to maintain gross profit margins, the level of selling, general and administrative costs, the performance by the Company under its existing purchase contracts and the ability to obtain new contracts, the success of the Company's owned and operating strategy, the ability of the Company to find additional sponsors for its Reactors' or alternative sources of revenue, the ability of the Company to identify and successfully negotiate arrangements with joint venture and other strategic partners, the success of the Company's film software, the effects of technological developments, competition, general economic conditions and acts of God and other events outside the control of the Company.

Page 3
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REQUEST FOR VOTE OF IWERKS ENTERTAINMENT, INC. SHAREHOLDERS

March 20, 1998

Dear Shareholder:

Proxy material was recently mailed to you for the vote on Iwerks Entertainment, Inc.'s proposed merger with Showscan Entertainment Inc. We urge you to vote in favor of this merger and return your ballot by March 31, 1998. Regardless of the number of shares you own, your vote is very important.

If you have already returned your ballot, thank you for your prompt response and please ignore this message.

Thank you for your cooperation and support.

On behalf of the Board of Directors,



Charles Goldwater
President
Chief Executive Officer




QUESTIONS? Call our proxy solicitor, Beacon Hill Partners, at 1-800-253-3814 between 8 a.m. and 6 p.m. EST
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IF YOU HAVE ALREADY MAILED YOUR BALLOT, PLEASE ACCEPT OUR THANKS AND DISREGARD
THIS REQUEST.